UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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☐	Soliciting Material Pursuant to Rule 14a-12

CUE BIOPHARMA, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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21 Erie Street

Cambridge, MA 02139

May 1, 2018

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Cue Biopharma, Inc. to be held at 9:00 a.m., local time, on Tuesday, June 12, 2018, at the offices of K&L Gates LLP located at State Street Financial Center, 19th Floor, One Lincoln Street, Boston, Massachusetts.

We are using the “Notice and Access” method of providing proxy materials to you via the internet. We believe that this process should provide you with a convenient and quick way to access your proxy materials and vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On or about May 1, 2018, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and vote electronically via the internet or by telephone. The Notice also contains instructions on how to receive a paper copy of your proxy materials.

We look forward to your attending either in person or by proxy. Further details regarding the matters to be acted upon at this meeting appear in the Notice and Proxy Statement. Please give this material your careful attention.

Very truly yours,

/s/ Daniel R. Passeri

Daniel R. Passeri

Chief Executive Officer, President and Director

CUE BIOPHARMA, INC.

21 Erie Street

Cambridge, MA 02139

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

to be held on June 12, 2018

To the Stockholders of Cue Biopharma, Inc.:

NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of Stockholders of Cue Biopharma, Inc., a Delaware corporation, will be held on 9:00 a.m., local time, on Tuesday, June 12, 2018 at the offices of K&L Gates LLP located at State Street Financial Center, 19th Floor, One Lincoln Street, Boston, Massachusetts for the following purposes:

1.	To elect the seven nominees to the Board of Directors nominated by the Board of Directors.

2.	To ratify the appointment of Gumbiner Savett Inc. as our independent registered public accounting firm for 2018.

3.	To transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

In accordance with Securities and Exchange Commission rules, we are furnishing these proxy materials and our 2017 Annual Report to Stockholders via the internet. On or about May 1, 2018, we mailed to stockholders as of the record date a notice with instructions on how to access our annual meeting materials and vote via the internet, by mail or telephone.

Only stockholders of record at the close of business on April 23, 2018, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof. If you plan to attend the annual meeting and you require directions, please call us at (617) 949-2680.

By Order of the Board of Directors,

/s/ Colin Sandercock

Colin Sandercock

Senior Vice President, General Counsel and Secretary

Cambridge, Massachusetts

May 1, 2018

PROXY STATEMENT

i

CUE BIOPHARMA, INC.

21 Erie Street

Cambridge, MA 02139

PROXY STATEMENT

The Board of Directors (the “Board”) of Cue Biopharma, Inc. (the “Company,” “Cue Biopharma,” “we,” “us” or “our”) is providing these materials to you in connection with Cue Biopharma’s annual meeting of stockholders (the “Annual Meeting”). The Annual Meeting will take place on 9:00 a.m., local time, on Tuesday, June 12, 2018 at the offices of K&L Gates LLP located at State Street Financial Center, 19th Floor, One Lincoln Street, Boston, Massachusetts. This proxy statement and the form of proxy are being made available, and the Notice of Internet Availability of Proxy Materials (the “Notice”) is being mailed, to stockholders on or about May 1, 2018.

GENERAL INFORMATION

Why am I receiving these materials?

You have received these proxy materials because the Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under Securities and Exchange Commission (“SEC”) rules and is designed to assist you in voting your shares.

Pursuant to the “notice and access” rules adopted by the SEC, we have elected to provide stockholders access to our proxy materials over the internet. Accordingly, we sent the Notice to all of our stockholders as of the record date. The Notice includes instructions on how to access our proxy materials over the internet and how to request a printed copy of these materials. In addition, by following the instructions in the Notice, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

What is a proxy?

The Board is asking for your proxy. This means you authorize persons selected by us to vote your shares at the Annual Meeting in the way that you instruct. All shares represented by valid proxies received before the Annual Meeting will be voted in accordance with the stockholder’s specific voting instructions.

What is included in these materials?

These materials include:

•	this proxy statement for the Annual Meeting;

•	a proxy card for the Annual Meeting; and

•	the 2017 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2017.

What items will be voted on at the Annual Meeting?

There are two proposals scheduled to be voted on at the Annual Meeting:

•	the election of the nominees to the Board nominated by our Board of Directors; and

•	the ratification of the Audit Committee’s appointment of Gumbiner Savett Inc. (“Gumbiner Savett”) as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

The Board is not aware of any other matters to be brought before the Annual Meeting. If other matters are properly raised at the meeting, the proxy holders may vote any shares represented by proxy in their discretion.

What are the Board’s voting recommendations?

The Board recommends that you vote your shares:

•	FOR the nominees to the Board; and

•	FOR the ratification of the Audit Committee’s appointment of Gumbiner Savett as our independent registered public accounting firm for 2018.

Who can attend the Annual Meeting?

Admission to the Annual Meeting is limited to:

•	stockholders as of the close of business on April 23, 2018 (the “record date”);

•	holders of valid proxies for the Annual Meeting; and

•	our invited guests.

Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of stock ownership as of the record date.

When is the record date and who is entitled to vote?

The Board set April 23, 2018 as the record date. All record holders of Cue Biopharma common stock as of the close of business on that date are entitled to vote. Each share of common stock is entitled to one vote.

What is a stockholder of record?

A stockholder of record or registered stockholder is a stockholder whose ownership of Cue Biopharma stock is reflected directly on the books and records of our transfer agent, Corporate Stock Transfer, Inc. If you hold stock through an account with a bank, broker or similar organization, you are considered the beneficial owner of shares held in “street name” and are not a stockholder of record. For shares held in street name, the stockholder of record is your bank, broker or similar organization. We only have access to stock ownership information for registered stockholders. If you are not a stockholder of record, we will require additional documentation to evidence your stock ownership as of the record date, such as a copy of your brokerage account statement, a letter from your broker, bank or other nominee or a copy of your Notice or voting instruction card. As described below, if you are not a stockholder of record, you will not be able to vote your shares unless you have a proxy from the stockholder of record authorizing you to vote your shares.

How do I vote?

You may vote by any of the following methods:

•	In person. Stockholders of record and beneficial stockholders with shares held in street name may vote in person at the meeting. If you hold shares in street name, you must also obtain a proxy from the stockholder of record authorizing you to vote your shares.

•	By mail (if you received a paper copy of the proxy materials by mail). Stockholders of record may vote by signing and returning the proxy card provided.

•	By phone or via the Internet. You may vote by proxy, by phone or via the Internet by following the instructions provided in the Notice or the proxy card included with a paper copy of the proxy statement.

•	Beneficial owners of shares held in “street name.” You may vote by following the voting instructions provided to you by your bank or broker.

How can I change or revoke my vote?

If you are a stockholder of record, you may change or revoke your proxy any time before it is voted at the Annual Meeting by:

•	timely delivering a properly executed, later-dated proxy or submitting a proxy with new voting instructions using the telephone or internet voting system;

•	delivering a written revocation of your proxy to our Secretary at our principal executive offices; or

•	voting in person at the meeting.

If you hold your shares beneficially in street name, you may change your vote by submitting new voting instructions to your bank, broker or nominee following the instructions they provide.

What happens if I do not give specific voting instructions?

Stockholders of record. If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the meeting.

Beneficial owners of shares held in “street name.” If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is referred to as a “broker non-vote.”

Which ballot measures are considered “routine” or “non-routine”?

The election of directors (“Proposal 1”) is considered to be a non-routine matter under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal 1.

The ratification of the appointment of Gumbiner Savett as our independent registered public accounting firm for 2018 (“Proposal 2”) is considered to be a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, so we do not expect there to be any broker non-votes with respect to Proposal 2.

What is the quorum for the Annual Meeting?

The presence in person or by proxy of the holders representing a majority of the combined voting power of outstanding capital stock entitled to vote is necessary for the transaction of business at the Annual Meeting. This is called a quorum.

What is the voting requirement to approve each of the proposals?

The following are the voting requirements for each proposal:

•	Proposal 1: Election of Directors. The seven nominees receiving the highest number of votes will be elected as directors.

•	Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm. The Audit Committee’s appointment of Gumbiner Savett as our independent registered public accounting firm for 2018 may be ratified by the affirmative vote of the holders of a majority in voting power of the shares of stock of the Company which are present in person or by proxy and entitled to vote thereon.

How are abstentions and broker non-votes treated?

Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present at the Annual Meeting. However, broker non-votes are not counted as votes entitled to vote on any non-routine proposal considered at the Annual Meeting and, therefore, will have no effect on the proposal regarding the election of directors. We expect no broker non-votes on the routine proposal to appoint Gumbiner Savett as our independent registered public accounting firm for 2018.

Abstentions will be counted as votes present and entitled to vote on the proposals considered at the Annual Meeting and, therefore, will have the effect of votes against ratification of the appointment of Gumbiner Savett as our independent registered public accounting firm for 2018. Abstentions will have no effect on the proposal regarding the election of directors.

Who pays for solicitation of proxies?

The Company is paying the cost of soliciting proxies and will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes. In addition to soliciting the proxies by mail, certain of our directors, officers and regular employees, without compensation, may solicit proxies personally or by telephone, facsimile and email.

Where can I find the voting results of the Annual Meeting?

We will announce voting results in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2019 annual meeting of stockholders?

Requirements for Stockholder Proposals to Be Considered for Inclusion in the Company’s Proxy Materials. Stockholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2019 annual meeting of stockholders must be received by January 1, 2019. In addition, all proposals will need to comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals must be delivered to the Company’s Secretary at P.O. Box 390509, Cambridge, Massachusetts 02139.

Requirements for Stockholder Proposals to Be Brought Before the 2019 Annual Meeting of Stockholders. Notice of any director nomination or other proposal that you intend to present at the 2019 annual meeting of stockholders, but do not intend to have included in the proxy statement and form of proxy relating to the 2019 annual meeting of stockholders, must be delivered to the Company’s Secretary at P.O. Box 390509, Cambridge, Massachusetts 02139 not earlier than the close of business on February 12, 2019 and not later than the close of business on March 14, 2019. In addition, your notice must set forth the information required by our bylaws with respect to each director nomination or other proposal that you intend to present at the 2019 annual meeting of stockholders.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our voting stock as of April 23, 2018 by:

•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of any class of our voting stock;

•	each executive officer included in the Summary Compensation Table below;

•	each of our directors;

•	each person nominated to become director; and

•	all executive officers, directors and nominees as a group.

Unless otherwise noted below, the address of each person listed on the table is c/o Cue Biopharma, Inc. at 21 Erie Street, Cambridge, Massachusetts 02139. To our knowledge, each person listed below has sole voting and investment power over the shares shown as beneficially owned except to the extent jointly owned with spouses or otherwise noted below.

Beneficial ownership is determined in accordance with the rules of the SEC. The information does not necessarily indicate ownership for any other purpose. Under these rules, shares of stock which a person has the right to acquire (i.e., by the exercise of an option or warrant) within 60 days after April 23, 2018 are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage beneficially owned by that person. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person. The applicable percentage of common stock as of April 23, 2018 is based upon 20,130,766 shares outstanding on that date.

Name and Address of Beneficial Owner	Common Stock		Shares Underlying Options	Shares Underlying Warrants	Number of Shares Beneficially Owned	Percentage of Class
Directors and Executive Officers
Daniel R. Passeri	40,000		204,275	—	244,275	1.2%
Cameron Gray	667,500		—	253,606	921,106	4.5%
Ken Pienta	2,000		57,500	—	59,500	*
Ronald D. Seidel	445,000		45,000	—	490,000	2.4%
Rodolfo J. Chaparro	445,000		45,000	—	490,000	2.4%
Anthony DiGiandomenico(1)	—		—	—	—	*
Peter Kiener	—		62,368	—	62,368	*
Steven McKnight	—		50,368	—	50,368	*
Barry Simon	—		50,368	—	50,368	*
Chris Marlett(2)	1,017,973		—	601,841	1,619,814	7.8%
Colin Sandercock	—		18,750	—	18,750	*
Directors and Executive Officers as a group (11 persons)	2,617,473		533,629	855,447	4,006,549	18.6%

Five Percent Stockholders
MDB Capital Group, LLC(3)	1,017,973		—	601,841	1,619,814	7.8%
Peter A. Appel(4)	1,522,222	(5)	—	—	1,522,222	7.6%
Mark Strome(6)	1,148,889	(7)	—	—	1,148,889	5.7%

*	Less than one percent.
(1)	This row does not include shares owned by MDB Capital Group, LLC (“MDB”), of which Mr. DiGiandomenico holds a 24.99% ownership stake but no dispositive or voting power over Cue Biopharma shares held by MDB.

(2)	Shares represented in this row are owned by MDB, of which Mr. Marlett is Chief Executive Officer and a co-founder. Mr. Marlett has sole voting and dispositive power with respect to these shares. Mr. Marlett disclaims any beneficial ownership of the shares included in the table above except to the extent of his pecuniary interests therein, and this proxy statement shall not be deemed an admission that Mr. Marlett is the beneficial owner of such securities.
(3)	The address of MDB is 2425 Cedar Springs Road, Dallas, Texas 75201.
(4)	The address of Peter A. Appel is 3505 Main Lodge Drive, Coconut Grove, Florida 33133.
(5)	Based solely on the Schedule 13G filed on February 13, 2018 by Peter A. Appel.
(6)	The address of Mark Strome is 100 Wilshire Boulevard, Suite 1750, Santa Monica, California 90401.
(7)	Based solely on the Schedule 13G filed on January 9, 2018 by Mark Strome, consists of: (i) 555,556 shares of common stock held of record by the Mark and Tammy Strome Family Trust U/A/D August 18, 2008, of which Mr. Strome and Tammy Estrada Strome are the co-trustees under the applicable trust agreement and (ii) 593,333 shares of Common Stock held of record by Strome Mezzanine Fund, LP. Strome Investment Management, LP is the general partner of Strome Mezzanine Fund, LP, and Strome Group Inc. is the general partner of Strome Investment Management, LP. Mr. Strome is the President and CEO of Strome Group, Inc.

PROPOSAL 1—ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of seven members. Upon the recommendation of the Corporate Governance and Nominating Committee of our Board of Directors, the Board has nominated the seven current directors for election at the Annual Meeting to hold office until the next annual meeting of stockholders and the election of their successors.

Shares represented by all proxies received by the Board and not marked so as to withhold authority to vote for any individual nominee will be voted FOR the election of the nominees named below. The Board knows of no reason why any nominee would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person nominated by the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW

The following table sets forth the nominees to be elected at the Annual Meeting, the year such director was first elected as a director, and the positions currently held by each director with the Company.

Nominee’s or Director’s Name	Year First Became Director	Position with the Company
Daniel R. Passeri	2016	Chief Executive Officer, President and Director
Peter A. Kiener	2016	Chairman
Anthony DiGiandomencio	2015	Director
Cameron Gray	2015	Director
Christopher Marlett	2015	Director
Steven McKnight	2016	Director
Barry Simon	2016	Director

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

Set forth below is background information for each current director and nominee for director, as well as information regarding additional experience, qualifications, attributes or skills that led the Board of Directors to conclude that such director or nominee should serve on the Board.

Daniel R. Passeri, age 57, joined Cue Biopharma in August 2016 as our Chief Executive Officer and President. He served as a director of Curis, Inc. (Nasdaq: CRIS) (“Curis”), a biotechnology company seeking to develop and commercialize drug candidates for the treatment of cancer, from September 2001 to June 2016. Mr. Passeri previously served as Chief Executive Officer of Curis from September 2001 until June 2014 and as Vice Chairman of its board of directors from June 2014 to June 2016, and additionally held the title of President from September 2001 to February 2013. Previously, from November 2000 to September 2001, Mr. Passeri served as the Senior Vice President, Corporate Development and Strategic Planning of Curis. From December 2014 to June 2015, Mr. Passeri served as Chief Officer of Technology Management and Business Development of the Jackson Laboratory for Genomic Medicine. From March 1997 to November 2000, Mr. Passeri was employed by GeneLogic Inc., a biotechnology company, most recently as Senior Vice President, Corporate Development and Strategic Planning. From February 1995 to March 1997, Mr. Passeri was employed by Boehringer Mannheim, a pharmaceutical, biotechnology and diagnostic company, as Director of Technology Management. Mr. Passeri received a J.D. from the National Law Center at George Washington University, an M.Sc. in biotechnology from the Imperial College of Science, Technology and Medicine at the University of London and a B.S. in biology from Northeastern University.

Mr. Passeri’s qualifications to serve as a director of Cue Biopharma include his extensive service and experience as a director and executive officer of a public company as well as his extensive experience in corporate strategy and development, intellectual property strategy and oversight, and technology licensing, as each of these elements are critical to our overall business strategy.

Peter A. Kiener, age 66, joined our board of directors in March 2016. Dr. Kiener served as the Chief Scientific Officer and Head of Research and Development of Sucampo Pharmaceuticals, Inc. (“Sucampo”), a global biopharmaceutical company, from October 2014 to February 2018. Prior to joining Sucampo, Dr. Kiener served as the Chief Scientific Officer of Ambrx, Inc., a clinical-stage biopharmaceutical company focused on the development of antibody-drug conjugates since 2013. From 2009 to 2013, he was President and co-founder of Zyngenia Inc., an early-stage biopharmaceutical company. Dr. Kiener holds a Bachelor’s Degree in Chemistry from the University of Lancaster and a Doctorate of Philosophy in Biochemistry from the University of Oxford. Dr. Kiener’s extensive executive leadership experience and his in-depth knowledge of the biopharmaceutical industry make him well qualified to serve on our board of directors as Chairman.

Anthony DiGiandomenico, age 51, joined our board of directors in June 2015. He has also served on the board of directors of ENDRA Life Sciences Inc. (Nasdaq: NDRA), a developer of enhanced ultrasound technology, since July 2013. Since he co-founded MDB in 1997, Mr. DiGiandomenico has been enabling investment into early-stage disruptive technologies. He has worked alongside a wide range of companies in the biotechnology, medical devices, high technology, and renewable energy spaces. Mr. DiGiandomenico holds an MBA from the Haas School of Business at the University of California, Berkeley and a BS in Finance from the University of Colorado. Mr. DiGiandomenico’s financial expertise, general business acumen and significant executive leadership experience position him well to make valuable contributions to our board of directors.

Cameron Gray, age 47, has been a member of our board of directors since January 2015 and served as our Chief Executive Officer from January 2015 to August 2016. He is also a Managing Director at MDB. Dr. Gray has been with MDB since September 2013. Prior to joining MDB, Dr. Gray served as Chief Executive Officer and a member of the board of directors of Endeavor IP, Inc., an intellectual property services and patent licensing company, from May 2013 through January 2014. He was self-employed from January 2012 through May 2013 and prior to that he was Senior Vice President at ICAP Patent Brokerage, LLC where he managed its life sciences and Asia Pacific businesses from January 2009 through January 2012. Dr. Gray has a Juris Doctor degree from George Washington University School of Law, a Ph.D. in biophysics from the University of Virginia, and a Bachelor of Arts degree in physics from Princeton University. Dr. Gray’s extensive industry, executive and board experience position him well to serve as a member of our board of directors.

Christopher Marlett, age 53, joined our board of directors in June 2015. Mr. Marlett is, and has been since 1997, the Chief Executive Officer and a co-founder of MDB. He also served on the board of directors of theMaven, Inc., a developer of a network of professionally-managed online media channels, from April 2008 to February 2018. Mr. Marlett has over twenty-seven years of investment banking experience, including all phases of corporate finance, such as the completion of initial public offerings, secondary offerings, PIPEs and strategic consulting. He holds a Bachelor of Science degree in Business Administration from the University of Southern California. Mr. Marlett’s leadership and financial experience position him well to serve as a member of our board of directors.

Steven McKnight, age 68, joined our board of directors in March 2016. Dr. McKnight is the founder and chairman of the Scientific Advisory Board of Peloton Therapeutics, Inc., a clinical-stage biotechnology company that discovers and develops first-in-class, small molecule cancer therapies targeting unexploited molecular vulnerabilities. He also serves as a professor in the Department of Biochemistry at UT Southwestern Medical Center, where he has led an active research laboratory since 1996. He is a member of the National Academy of Sciences, the National Academy of Medicine, and the American Academy of Arts and Sciences. Dr. McKnight holds a B.S. in Biology from The University of Texas at Austin and a Ph.D. in Biology from the University of Virginia. His extensive academic accomplishments and pertinent research experience position him well to serve on our board of directors.

Barry Simon, age 53, joined our board of directors in March 2016. He has served as a member of the board of directors of NantKwest Inc., a clinical-stage immunotherapy company, since 2007, and a member of the board of directors of Viracta Therapeutics, Inc., a clinical-stage drug development company, since 2017. Dr. Simon has also served as the President and Chief Operating Officer of NantKwest, Inc. since 2015 and from 2007 to 2015 was its President and Chief Executive Officer. Prior to this, he held various senior management and advisory positions at Roche Labs, Inc., a pharmaceuticals company, F. Hoffmann-La Roche AG, a global healthcare company, Connetics Corporation, a specialty pharmaceutical company, Immunomedics, Inc., a biopharmaceutical company, Immusol, Inc., a biopharmaceutical company, HealthPro BioVentures, LLC, a healthcare and life sciences investment bank, and NorthSound Capital, LLC, a U.S.-based hedge fund. Dr. Simon has attended corporate training programs by the London School of Business and the Amos Tuck School of Business at Dartmouth College. He is clinically trained in infectious diseases, anesthesiology, and internal medicine and received his M.D. from the SUNY Downstate, Health Sciences Center in New York. Dr. Simon’s many years of management and director experience make him well-qualified to serve on our board of directors.

INFORMATION CONCERNING EXECUTIVE OFFICERS

Set forth below is background information relating to our executive officers:

Name	Age	Position
Daniel R. Passeri	57	Chief Executive Officer, President and Director
Ken Pienta, M.D.	58	Chief Medical Officer
Ronald Seidel, III	41	Executive Vice President, Head of Research and Development
Rodolfo Chaparro	45	Executive Vice President, Head of Immunology
Colin G. Sandercock	61	Senior Vice President, General Counsel and Secretary
Anish Suri	45	Senior Vice President and Chief Scientific Officer
Kerri-Ann Millar	49	Vice President, Finance

Daniel R. Passeri is discussed above under Information Concerning Directors and Nominees for Director.

Ken Pienta, M.D. joined Cue Biopharma in April 2017 as our Chief Medical Officer. He is currently the Donald S. Coffey Professor of Urology and Professor of Oncology and Pharmacology and Molecular Sciences at the Johns Hopkins University School of Medicine and serves as the Director of Research for the Brady Urological Institute. He previously served as a director of Curis from March 2013 to January 2018. From 1995 to 2013, Dr. Pienta was the Director of the Prostate Specialized Program of Research Excellence (SPORE) at The University of Michigan. He is a two-time American Cancer Society Clinical Research Professor Award recipient, is the author of more than 350 peer-reviewed articles, and has been the principle investigator on numerous local and national clinical trials. Dr. Pienta received a B.A. and an M.D. from the Johns Hopkins University.

Ronald Seidel, III is one of our Executive Vice Presidents and our Head of Research and Development. Dr. Seidel is a scientific co-founder of Cue Biopharma and co-inventor of our licensed core technologies. Prior to joining us, Dr. Seidel was a research Assistant Professor of Biochemistry and Director of the Macromolecular Therapeutic Development Facility (the “MTDF”) at Einstein from 2008 to 2015. The function of the MTDF was to leverage high throughput technologies for the development, analysis and production of protein-based therapeutics. Additionally, through the MTDF, Dr. Seidel was the Associate Director of Eukaryotic Protein Production at the Northeast BioDefense Center from 2008 to 2013. He also served as a consultant to various companies in the biologics and protein production industries. Dr. Seidel holds a Bachelor of Sciences degree and Ph.D. in Biochemistry from the University of Georgia. He did his post-doctoral work at New York Structural Biology Center.

Rodolfo Chaparro is one of our Executive Vice Presidents and our Head of Immunology. Dr. Chaparro is a scientific co-founder of Cue Biopharma and co-inventor of our licensed core technologies. Prior to joining us, he served as research faculty in the Department of Biochemistry at Einstein from 2010 to 2014 with research expertise in immune profiling and immunotherapeutics, and became Head of Immunology within the MTDF. He began working at Einstein as a postdoctoral fellow in 2004 and joined the MTDF in 2010. Dr. Chaparro holds a Bachelor of Sciences degree in Biology from the University of California at Irvine and a Ph.D. in Immunology from Stanford University.

Colin G. Sandercock has been our Senior Vice President, General Counsel and Secretary since December 4, 2017. Prior to joining Cue Biopharma, he was a partner at Perkins Coie LLP since July 2010, practicing in the areas of patent litigation, procurement, management and enforcement of domestic and foreign patent portfolio, licensing disputes, trademark disputes, and opinions relating to infringement, validity and freedom to operate. Mr. Sandercock holds a B.S. from Moravian College, an M.S.E. from the University of Pennsylvania and a J.D. from Catholic University, Columbus School of Law.

Anish Suri has been chosen to become our Senior Vice President and Chief Scientific Officer effective May 14, 2018. Prior to joining Cue Biopharma, he has held roles of increasing responsibility at Janssen

Pharmaceutical Companies of Johnson & Johnson (“Janssen”), most recently as Senior Director at Janssen Immunosciences in Beerse, Belgium since January 2015 and, prior to that, as Scientific Director since 2013. His core responsibilities have included providing strategic leadership and guidance for new initiatives focused on parsing the specificity and diversity of the immune repertoire to enable antigen-specific immuno-therapies and related applications in cancer immunity; tolerogenic approaches for autoimmune diseases; and harnessing immune-monitoring to enable a deeper understanding of transition states from health to disease. Dr. Suri joined Janssen from Bristol-Myers Squibb (“BMS”) in 2013, where he was responsible for providing strategic guidance to immuno-oncology and immunology drug-discovery programs. Prior to BMS, Dr. Suri was an Assistant Professor of Pathology and Immunology at Washington University School of Medicine, St. Louis. Dr. Suri received his Ph.D. in Immunology from Washington University in St. Louis.

Kerri-Ann Millar has been chosen to become our Vice President, Finance effective May 1, 2018. Ms. Millar joined Cue Biopharma in September 2017 as Corporate Controller. Prior to joining Cue Biopharma, Ms. Millar served as Corporate Controller of Flexion Therapeutics, Inc., a biopharmaceutical company focused on the development of local therapies for the treatment of patients with musculoskeletal conditions, such as osteoarthritis, from March 2014 to September 2017. From May 2005 to March 2014, Ms. Millar served as Finance Specialist for Curis, Inc., a biotechnology company focused on treatments for cancer. Ms. Millar holds a B.S. in Accounting and Finance from Boston University and is a Certified Public Accountant.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Director Independence

Under the listing requirements and rules of the Nasdaq Stock Market (“Nasdaq”), independent directors must constitute a majority of a listed company’s board of directors within 12 months after its initial public offering. We are phasing in compliance with this rule and expect a majority of our directors to be independent prior to the anniversary of our initial public offering. Under the rules of Nasdaq, a director only qualifies as an “independent director” if, in the opinion of the Company’s Board of Directors, the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Board of Directors has determined that each of Peter Kiener, Steven McKnight and Barry Simon are “independent directors” as such term is defined by Nasdaq Marketplace Rule 5605(a)(2). We have established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of Peter Kiener, Steven McKnight and Barry Simon serve as members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Our board of directors has determined that Peter Kiener is an audit committee financial expert, as defined under the applicable rules of the SEC, and that all members of the Audit Committee are “independent” within the meaning of the applicable Nasdaq listing standards and the independence standards of Rule 10A-3 of the Securities Exchange Act of 1934. Each of the members of the Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq.

Board Leadership Structure

The Board of Directors has an independent chairman, meaning that the positions of chairman of the Board of Directors and Chief Executive Officer are not held by a single individual. The Board of Directors believes that having an independent chairman ensures that management is subject to independent and objective oversight and the independent directors have an active voice in the governance of the Company.

Policy Governing Security Holder Communications with the Board of Directors

Security holders who wish to communicate directly with the Board, the independent directors of the Board or any individual member of the Board may do so by sending such communication by certified mail addressed to the Chairman of the Board, the entire Board of Directors, to the independent directors as a group or to the individual director or directors, in each case, c/o Secretary, Cue Biopharma, Inc., P.O. Box 390509, Cambridge, Massachusetts 02139. The Secretary reviews any such security holder communication and forwards relevant communications to the addressee.

Policies Regarding Director Nominations

The Board has delegated to its Corporate Governance and Nominating Committee responsibility for establishing membership criteria for the Board, identifying individuals qualified to become directors consistent with such criteria and recommending the director nominees.

The Corporate Governance and Nominating Committee is responsible for, among other things: (1) recommending to the Board persons to serve as members of the Board and as members of and chairpersons for the committees of the Board, (2) considering the recommendation of candidates to serve as directors submitted from the stockholders of the Company, (3) assisting the Board in evaluating the Board’s and its committees’ performance, (4) advising the Board regarding the appropriate board leadership structure for the Company, (5) reviewing and making recommendations to the Board on corporate governance and (6) reviewing the size and composition of the Board and recommending to the Board any changes it deems advisable.

The Board seeks members from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our stockholders diversity of opinion and insight in the areas most important to us and our corporate mission. The Corporate Governance and Nominating Committee has not set specific, minimum qualifications that must be met by director candidates. Rather, in determining candidates to recommend to the Board to serve as members of the Board, the Corporate Governance and Nominating Committee will consider, among other things, whether a candidate is of the highest ethical character and shares the Company’s values and whether the candidate’s reputation, both personal and professional, in consistent with the image and reputation of the Company. In addition, nominees for director are selected to have complementary, rather than overlapping, skill sets. However, the Corporate Governance and Nominating Committee does not have a formal policy concerning the diversity of the Board.

Procedures for Recommendation of Director Nominees by Stockholders

The policy of the Corporate Governance and Nominating Committee is to consider properly submitted stockholder recommendations for director candidates. To submit a recommendation to the Corporate Governance and Nominating Committee for director nominee candidates, a stockholder must make such recommendation in writing and include:

•	the name and address of the stockholder making the recommendation, as they appear on our books and records, and of such record holder’s beneficial owner, if any;

•	the class and number of shares of our equity that are owned beneficially and held of record by such stockholder and such beneficial owner, including all “synthetic equity instruments” (e.g., derivatives, swaps, hedges, etc.), voting rights, rights to fees, dividends, or other material rights;

•	the name of the individual recommended for consideration as a director nominee;

•	full biographical information concerning the director candidate, including a statement about the candidate’s qualifications;

•	a description of all arrangements or understandings (whether or not in writing) among such stockholder or such beneficial owner and any other person or persons pursuant to which the recommendation is being made;

•	why such recommended candidate meets our criteria and would be able to fulfill the duties of a director;

•	how the recommended candidate meets applicable independence requirements established by the SEC and Nasdaq;

•	the recommended candidate’s beneficial ownership in our securities;

•	any relationships between the recommended candidate and us or any of our competitors, customers or suppliers, labor unions or other persons with special interests regarding the Company which may constitute a conflict of interest; and

•	all other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including the recommended candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if approved by the Board of Directors and elected.

Recommendations must be sent to the Chairman of the Corporate Governance and Nominating Committee, c/o Secretary, Cue Biopharma, Inc., P.O. Box 390509, Cambridge, Massachusetts 02139. The Secretary must receive any such recommendation for nomination not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year’s annual meeting of stockholders; provided, however, that with respect to a special meeting of stockholders called by us for the purpose of electing directors to the Board of Directors, the Secretary must receive any such recommendation not earlier than the 90th day prior to such special meeting nor later than the later of (1) the close of business on the 60th day prior to such special meeting or (2) the close of business on the 10th day following the day on which a public announcement is first made regarding such special meeting. We will promptly forward any such nominations to the Corporate Governance and Nominating Committee. Once the Corporate Governance and Nominating Committee receives a recommendation for a director candidate, such candidate will be evaluated in the same manner as other candidates and a recommendation with respect to such candidate will be delivered to the Board of Directors.

Policy Governing Director Attendance at Annual Meetings of Stockholders

Each director is encouraged to attend the Annual Meeting of stockholders in person. We did not have a 2017 annual meeting of stockholders.

Code of Ethics

We have in place a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all of our directors, officers and employees. The Code of Ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications that we make;

•	compliance with applicable governmental laws, rules and regulations;

•	the prompt internal reporting of violations of the Code of Ethics to an appropriate person identified in the Code of Ethics; and

•	accountability for adherence to the Code of Ethics.

A current copy of the Code of Ethics is available at www.cuebiopharma.com. A copy may also be obtained, free of charge, from us upon a request directed to Cue Biopharma, Inc., P.O. Box 390509, Cambridge, Massachusetts 02139, attention: Investor Relations. We intend to disclose any amendments to or waivers of a provision of the Code of Ethics required to be disclosed by applicable SEC rules by posting such information on our website available at www.cuebiopharma.com and/or in our public filings with the SEC.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

Our bylaws state that the number of directors constituting the entire Board of Directors shall be determined by resolution of the Board and that the Board has the authority to increase the number of directors, fill any vacancies on the Board and to decrease the number of directors. The number of directors currently fixed by our Board is seven.

Our Board of Directors met 11 times during the year ended December 31, 2017. No director attended less than 75 percent of all meetings of the Board and applicable committee meetings in 2017 held during the period for which he was a director other than Steven McKnight who attended 73% of such meetings. The Board of Directors currently has standing Audit, Compensation and Corporate Governance and Nominating Committees. The Board and each standing committee retains the authority to engage its own advisors and consultants. Each committee has a charter that has been approved by the Board of Directors. Copies of the committee charters are available at www.cuebiopharma.com. Each committee reviews the appropriateness of its charter annually or at such other intervals as each committee determines.

The following table sets forth the current members of the Audit, Compensation and Corporate Governance and Nominating Committees of the Board:

Name	Audit	Compensation	Corporate Governance and Nominating
Peter Kiener	Chair	X	X
Steven McKnight	X	Chair	X
Barry Simon	X	X	Chair

Committees

Audit Committee. Our Audit Committee consists of Dr. Kiener, Dr. McKnight and Dr. Simon. The Board of Directors has determined that each member of the Audit Committee is independent within the meaning of the Nasdaq director independence standards and applicable rules of the SEC for audit committee members. The Board of Directors has elected Dr. Kiener as Chairperson of the Audit Committee and has determined that he qualifies as an “audit committee financial expert” under the rules of the SEC. The Audit Committee is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities with respect to financial reports and other financial information. The Audit Committee (1) reviews, monitors and reports to the Board of Directors on the adequacy of the Company’s financial reporting process and system of internal controls over financial reporting, (2) has the ultimate authority to select, evaluate and replace the independent auditor and is the ultimate authority to which the independent auditors are accountable, (3) in consultation with management, periodically reviews the adequacy of the Company’s disclosure controls and procedures and approves any significant changes thereto, (4) provides the audit committee report for inclusion in our proxy statement for our annual meeting of stockholders and (5) recommends, establishes and monitors procedures for the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee was formed in December 2017 and did not meet in 2017.

Compensation Committee. Our Compensation Committee presently consists of Dr. Kiener, Dr. McKnight and Dr. Simon, each of whom is a non-employee director as defined in Rule 16b-3 of the Exchange Act. The Board has also determined that each member of the Compensation Committee is also an independent director within the meaning of Nasdaq’s director independence standards. Mr. McKnight serves as Chairperson of the Compensation Committee. The Compensation Committee (1) discharges the responsibilities of the Board of Directors relating to the compensation of our directors and executive officers, (2) oversees the Company’s procedures for consideration and determination of executive and director compensation, and reviews and approves all executive compensation, and (3) administers and implements the Company’s incentive compensation plans and equity-based plans. The Compensation Committee was formed in December 2017 and did not meet in 2017.

Corporate Governance and Nominating Committee. Our Corporate Governance and Nominating Committee consists of Dr. Kiener, Dr. McKnight and Dr. Simon. The Board of Directors has determined that each member of the Corporate Governance and Nominating Committee is an independent director within the meaning of the Nasdaq director independence standards and applicable rules of the SEC. Dr. Simon serves as Chairperson of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee (1) recommends to the Board of Directors persons to serve as members of the Board of Directors and as members of and chairpersons for the committees of the Board of Directors, (2) considers the recommendation of candidates to serve as directors submitted from the stockholders of the Company, (3) assists the Board of Directors in evaluating the performance of the Board of Directors and the Board committees, (4) advises the Board of Directors regarding the appropriate board leadership structure for the Company, (5) reviews and makes recommendations to the Board of Directors on corporate governance and (6) reviews the size and composition of the Board of Directors and recommends to the Board of Directors any changes it deems advisable. The Corporate Governance and Nominating Committee was formed in December 2017 and did not meet in 2017.

Role of the Board of Directors in Risk Oversight

Enterprise risks are identified and prioritized by management and the Board receives periodic reports from the Company’s head of compliance regarding the most significant risks facing the Company. These risks include, without limitation, the following:

•	risks and exposures associated with strategic, financial and execution risks and other current matters that may present material risk to our operations, plans, prospects or reputation;

•	risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines and credit and liquidity matters;

•	risks and exposures relating to corporate governance, and management and director succession planning; and

•	risks and exposures associated with leadership assessment, and compensation programs and arrangements, including incentive plans.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised of Peter Kiener, Steven McKnight and Barry Simon. None of the current or former members of the Audit Committee is an officer or employee of the Company, and the Board has determined that each member of the Audit Committee meets the independence requirements promulgated by The Nasdaq Stock Market and the SEC, including Rule 10A-3(b)(1) under the Exchange Act.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and the certification of the integrity and reliability of the Company’s internal controls procedures. In fulfilling its oversight responsibilities, the Audit Committee has reviewed the Company’s audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and has discussed them with both management and Gumbiner Savett, Inc. (“Gumbiner Savett”), the Company’s independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board. The Audit Committee has reviewed permitted services under rules of the SEC as currently in effect and discussed with Gumbiner Savett its independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee has also considered and discussed the compatibility of non-audit services provided by Gumbiner Savett with that firm’s independence.

Based on its review of the financial statements and the aforementioned discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in the Company’s Annual Report.

Respectfully submitted by the Audit Committee.

THE AUDIT COMMITTEE:

Peter Kiener, Chair

Steven McKnight

Barry Simon

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Our compensation philosophy is to offer our executive officers compensation and benefits that are competitive and meet our goals of attracting, retaining and motivating highly skilled management, which is necessary to achieve our financial and strategic objectives and create long-term value for our stockholders. We believe the levels of compensation we provide should be competitive, reasonable and appropriate for our business needs and circumstances. The principal elements of our executive compensation program have to date included base salary and long-term equity compensation in the form of stock options. We believe successful long-term Company performance is more critical to enhancing stockholder value than short-term results. For this reason and to conserve cash and better align the interests of management and our stockholders, we emphasize long-term performance-based equity compensation over base annual salaries.

The following table sets forth information concerning the compensation earned by the individual that served as our Principal Executive Officer during 2017 and our three most highly compensated executive officers other than the individual who served as our Principal Executive Officer during 2017 (collectively, the “named executive officers”):

Summary Compensation Table

Name and Principal Position	Year		Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)(4)	TOTAL ($)
Daniel R. Passeri	2017		325,000	81,218	—	4,153	406,218
Chief Executive Officer, President	2016	(2)	112,027	57,500	2,289,178	1,200	2,458,705
Colin G. Sandercock	2017	(3)	22,917	6,248	1,208,659	—	1,237,824
Senior Vice President & General Counsel	2016		—	—	—	—	—
Rodolfo J. Chaparro	2017		250,000	62,475	—	4,153	312,475
Executive Vice President, Head of Immunology	2016		203,333	50,000	504,135	3,580	757,468
Ronald D. Seidel	2017		250,000	62,475	—	4,153	312,475
Executive Vice President, Head of Research & Development	2016		203,333	50,000	504,135	3,580	757,468

(1)	The amounts shown in this column indicate the grant date fair value of option awards granted in the subject year computed in accordance with FASB ASC Topic 718. For additional information regarding the assumptions made in calculating these amounts, see note 7 to our audited financial statements included with our annual report on Form 10-K for the year ended December 31, 2017 filed with the SEC.
(2)	Represents a partial year of employment. Mr. Passeri joined us on August 29, 2016.
(3)	Represents a partial year of employment. Mr. Sandercock joined us on December 1, 2017.
(4)	The amounts shown in this column indicate parking fees paid by the Company.

Outstanding Equity Awards at 2017 Fiscal Year-End

The following table provides information regarding equity awards held by the named executive officers as of December 31, 2017.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Daniel R. Passeri Chief Executive Officer	136,183	408,549	(1)	2.86	8/29/2023
Colin G. Sandercock Senior Vice President & General Counsel	—	150,000	(2)	7.50	12/27/2024
	—	100,000	(3)	7.50	12/27/2024
Rodolfo Chaparro Executive Vice President, Head of Immunology	30,000	90,000	(4)	2.86	9/7/2023
Ronald Seidel Executive Vice President, Head of Research & Development	30,000	90,000	(4)	2.86	9/7/2023

(1)	These unvested options vest in six equal semi-annual installments on February 28 and August 28 of 2018, 2019 and 2020.
(2)	These unvested options vest in eight equal semi-annual installments on June 1 and December 1 of 2018, 2019, 2020 and 2021.
(3)	These unvested options shall vest based upon the achievement of certain performance based vesting conditions.
(4)	These unvested options vest in six equal semi-annual installments on March 7 and September 7 of 2018, 2019 and 2020.

Equity Compensation Plan Information

The following table presents information on the Company’s equity compensation plans as of December 31, 2017. All outstanding awards relate to our common stock.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Outstanding)
Equity compensation plans approved by security holders	2,732,221	(1)	$4.07	567,779	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	2,732,221		$4.07	567,779

(1)	Includes outstanding stock options exercisable for 2,362,221 shares of common stock issued under our 2016 Omnibus Incentive Plan (the “Omnibus Plan”) and outstanding stock options exercisable for 370,000 shares of common stock issued under our 2016 Non-Employee Equity Compensation Plan (the “Non-Employee Plan”).
(2)	Consists of 437,779 shares of common stock available for future issuance under the Omnibus Plan and 130,000 shares of common stock available for future issuance under the Non-Employee Plan.

Employment Agreements and Change of Control Arrangements

Employment Agreements

The following is a summary of the employment arrangements with our named executive officers.

Daniel R. Passeri. We entered into an employment agreement with Mr. Passeri effective August 29, 2016. The initial term of the employment agreement continues through December 31, 2018 and, unless terminated sooner pursuant to the terms of the employment agreement, continues on a year-to-year basis thereafter. Mr. Passeri’s current annual base salary is $325,000, and he is eligible for an annual incentive bonus of up to 30% of his base salary based upon achievement of performance-based objectives established by our board of directors. Upon entering into the employment agreement, Mr. Passeri received a one-time cash payment of $25,000. Pursuant to Mr. Passeri’s employment agreement, he was granted a seven-year option to purchase a number of shares of our common stock equal to 5% of the common stock issued and outstanding as of the effective date of the employment agreement. Mr. Passeri’s stock option becomes exercisable over four years in eight equal semi-annual installments beginning six months after the option’s date of grant.

If Mr. Passeri’s employment is terminated due to his death or disability, Mr. Passeri will be entitled to receive (i) any unpaid salary through the date of termination, (ii) any annual bonus earned but unpaid prior to the date of termination, (iii) reimbursement of any business expenses incurred through the date of termination, (iv) any accrued but unused vacation time, (v) all other payments, benefits or fringe benefits to which Mr. Passeri is entitled under the terms of any applicable compensation arrangement or benefit plan, and (vi) an annual bonus for the year in which such termination occurs, determined and payable as though no such termination had occurred. If Mr. Passeri’s employment is terminated without Cause or for Good Reason, he will be entitled to receive each of the benefits described in the foregoing clauses (i)-(v) and, subject to the terms and provisions of the employment agreement, a lump sum cash payment in an amount equal to (A) the annual bonus, prorated based on the number of days that Mr. Passeri is employed in such year through the date of termination plus (B) twelve (12) months of base salary. If Mr. Passeri’s employment is terminated for Cause or without Good Reason, he will be entitled to receive (i) any unpaid salary through the date of termination, (ii) reimbursement of any business expenses incurred through the date of termination, (iii) any accrued but unused vacation time, and (iv) all other payments, benefits or fringe benefits to which Mr. Passeri is entitled under the terms of any applicable compensation arrangement or benefit plan.

Under his employment agreement, Mr. Passeri is subject to confidentiality, noncompetition and nonsolicitation provisions that survive the term of his employment.

Colin Sandercock. We entered into an employment agreement with Mr. Sandercock effective December 4, 2017. The initial term of the employment agreement continues through December 31, 2018 and, unless terminated sooner pursuant to the terms of the employment agreement, continues on a year-to-year basis thereafter. Mr. Sandercock’s current annual base salary is $275,000, and he is eligible for an annual incentive bonus of up to 20% of his base salary based upon achievement of performance-based objectives established by the Compensation Committee of our board of directors. Upon the completion of our initial public offering, Mr. Sandercock was granted (i) a seven-year option to purchase 150,000 shares of our common stock, which becomes exercisable over four years in eight equal semi-annual installments beginning six months after the option’s date of grant and (ii) a seven-year option to purchase 100,000 shares of our common stock, which becomes exercisable at each of the first two anniversaries of Mr. Sandercock’s hiring date upon the Compensation Committee’s determination that certain prescribed goals have been obtained.

If Mr. Sandercock’s employment is terminated due to his death or disability, Mr. Sandercock will be entitled to receive (i) any unpaid salary through the date of termination, (ii) any annual bonus earned but unpaid prior to the date of termination, (iii) reimbursement of any business expenses incurred through the date of termination, (iv) any accrued but unused vacation time, (v) all other payments, benefits or fringe benefits to which Mr. Sandercock is entitled under the terms of any applicable compensation arrangement or benefit plan, (vi) an annual bonus for the year in which such termination occurs, determined and payable as though no such termination had occurred, and (vii) three months of base salary, with such lump sum payable on the first payroll date that occurs more than 60 days after termination. If Mr. Sandercock’s employment is terminated without Cause or for Good Reason, he will be entitled to receive each of the benefits described in the foregoing clauses (i)-(v) and, subject to the terms and provisions of the employment agreement, a lump sum cash payment in an amount equal to (A) the annual bonus, prorated based on the number of days that Mr. Sandercock is employed in such year through the date of termination plus (B) six (6) months of base salary plus (C) if Mr. Sandercock elects to continue insurance under COBRA following termination, premiums for such coverage for the six-month period after termination. If Mr. Sandercock’s employment is terminated for Cause or without Good Reason, he will be entitled to receive (i) any unpaid salary through the date of termination, (ii) reimbursement of any business expenses incurred through the date of termination, (iii) any accrued but unused vacation time, and (iv) all other payments, benefits or fringe benefits to which Mr. Sandercock is entitled under the terms of any applicable compensation arrangement or benefit plan.

Under his employment agreement, Mr. Sandercock is subject to confidentiality, noncompetition and nonsolicitation provisions that survive the term of his employment.

Rodolfo Chaparro. Effective as of the closing of the private placement of our common stock on June 15, 2015, the Company entered into an employment agreement with Dr. Chaparro. The employment agreement has no specific term and constitutes at-will employment. Under the employment agreement, Mr. Chaparro is paid an annual salary of $250,000. Under the employment agreement, Mr. Chaparro is entitled to bonus compensation and equity award grants with the value and terms generally commensurate with those of other senior executives of the Company, including incentive stock options in an amount customary for senior executives of biotechnology companies as determined by the board of directors in its sole discretion.

If Mr. Chaparro’s employment is terminated by the Company for any reason other than Cause, death or Disability or if Mr. Chaparro resigns for Good Reason (as such terms are defined in the employment agreement), Mr. Chaparro will be entitled to receive six months’ continuation of his then-current base salary and a cash lump-sum payment in an amount equal to accrued unpaid bonuses through the end of the fiscal half year in which the termination occurs. Additionally, any unvested portion of any options will vest immediately upon such termination or resignation and will remain exercisable thereafter for the period prescribed in the applicable equity award plan. If Mr. Chaparro elects continuation healthcare coverage under COBRA, the Company will reimburse his monthly premiums until the earlier of Mr. Chaparro and his dependents regaining coverage under a healthcare plan or the date upon which Mr. Chaparro is no longer eligible for coverage under COBRA.

Mr. Chaparro is eligible to receive benefits that are substantially similar to those of the Company’s other senior executive officers and is also reimbursed for pre-approved expenses incurred in furtherance of his duties under the employment agreement. Mr. Chaparro is also entitled paid vacation of not less than four weeks per year, two weeks of which may be rolled over to the following year, provided that accrued unused vacation in any one year does not exceed six weeks. Mr. Chaparro is subject to certain restrictive covenants, including non-solicitation of employees for a period of one year following termination of his employment with the Company and non-competition for a period of six months following termination of his employment with the Company. Mr. Chaparro has also entered into our standard inventions assignment and confidentiality agreement.

Ronald Seidel. Effective as of the closing of the private placement of our common stock on June 15, 2015, the Company entered into an employment agreement with Dr. Seidel. The employment agreement has no specific term and constitutes at-will employment. Under the employment agreement, Mr. Seidel is paid an annual salary of $250,000. Under the employment agreement, Mr. Seidel is entitled to bonus compensation and equity award grants with the value and terms generally commensurate with those of other senior executives of the Company, including incentive stock options in an amount customary for senior executives of biotechnology companies as determined by the board of directors in its sole discretion.

If Mr. Seidel’s employment is terminated by the Company for any reason other than Cause, death or Disability or if Mr. Seidel resigns for Good Reason (as such terms are defined in the employment agreement), Mr. Seidel will be entitled to receive six months’ continuation of his then-current base salary and a cash lump-

sum payment in an amount equal to accrued unpaid bonuses through the end of the fiscal half year in which the termination occurs. Additionally, any unvested portion of any options will vest immediately upon such termination or resignation and will remain exercisable thereafter for the period prescribed in the applicable equity award plan. If Mr. Seidel elects continuation healthcare coverage under COBRA, the Company will reimburse his monthly premiums until the earlier of Mr. Seidel and his dependents regaining coverage under a healthcare plan or the date upon which Mr. Seidel is no longer eligible for coverage under COBRA.

Mr. Seidel is eligible to receive benefits that are substantially similar to those of the Company’s other senior executive officers and is also reimbursed for pre-approved expenses incurred in furtherance of his duties under the employment agreement. Mr. Seidel is also entitled paid vacation of not less than four weeks per year, two weeks of which may be rolled over to the following year, provided that accrued unused vacation in any one year does not exceed six weeks. Mr. Seidel is subject to certain restrictive covenants, including non-solicitation of employees for a period of one year following termination of his employment with the Company and non-competition for a period of six months following termination of his employment with the Company. Mr. Seidel has also entered into our standard inventions assignment and confidentiality agreement.

Director Compensation

In 2016, independent members of our board of directors received a one-time grant of stock options for their service as directors since their appointment to the board of directors. These stock options vest in five annual installments beginning in March 2017. On July 27, 2016, we adopted a director compensation policy pursuant to which our independent directors receive on an annual basis a $30,000 retainer paid in cash. Pursuant to the director compensation policy, as revised on June 14, 2017, an independent director who also serves as Chairman of the board of directors receives on an annual basis an additional $45,000 retainer paid in cash.

The following table sets forth information with respect to compensation earned by or awarded to each of our independent directors who served on our board of directors during the year ended December 31, 2017. In 2017, our non-independent directors did not receive any compensation for serving on our board of directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Peter A. Kiener	75,000	297,341	372,341
Steven McKnight	30,000	—	30,000
Barry Simon	30,000	—	30,000

(1)	The amounts shown in this column indicate the grant date fair value of option awards granted in the subject year computed in accordance with FASB ASC Topic 718. For additional information regarding the assumptions made in calculating these amounts, see note 7 to our audited financial statements included with our annual report on Form 10-K for the year ended December 31, 2017 filed with the SEC. The following table shows the number of shares subject to outstanding option awards held by each non-employee director as of December 31, 2017:

Name	Shares Subject to Outstanding Stock Option Awards (#)	Grant Date Fair Market Value of Outstanding Stock Option Awards ($)
Peter A. Kiener	185,920	832,523
Steven McKnight	125,920	535,182
Barry Simon	125,920	535,182

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Gumbiner Savett Inc. (“Gumbiner Savett”) as our independent registered public accounting firm for the fiscal year ending December 31, 2018. We are presenting this selection to our stockholders for ratification at the annual meeting.

Gumbiner Savett audited our financial statements for 2017. Representatives of Gumbiner Savett are not expected to be present at the Annual Meeting, will not have the opportunity to make a statement if they so desire, and will not be available to respond to appropriate questions.

The following table sets forth the aggregate fees billed or expected to be billed by Gumbiner Savett for audit and non-audit services related to 2017 and 2016, including “out-of-pocket” expenses incurred in rendering these services. The nature of the services provided for each category is described following the table.

Fee Category	2017	2016
Audit Fees(1)	$156,745	$72,022
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$156,745	$72,022

(1)	Audit fees include fees for professional services rendered for the audit of our annual statements, quarterly reviews, consents and assistance with and review of documents filed with the SEC.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires that all services to be provided by the Company’s independent public accounting firm, including audit services and permitted non-audit services, to be pre-approved by the Audit Committee. The Audit Committee was formed in December 2017 and therefore did not pre-approve any services provided by Gumbiner Savett during 2017.

Vote Required for Approval

Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the voting power of the voting stock present in person or represented by proxy and entitled to vote thereon. If our stockholders fail to ratify the selection of Gumbiner Savett as the independent registered public accounting firm for 2018, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year.

Board Recommendation

The Board unanimously recommends that the stockholders vote FOR ratification of the appointment of Gumbiner Savett as our independent registered public accounting firm for 2018.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In December 2017, our Board of Directors adopted a written policy with regard to related person transactions, which sets forth our procedures and standards for the review, approval or ratification of any transaction required to be reported in our filings with the SEC or in which one of our executive officers or directors has a direct or indirect material financial interest, with limited exceptions. Our policy is that the Corporate Governance and Nominating Committee shall review the material facts of all related person transactions (as defined in the related person transaction approval policy) and either approve or disapprove of the entry into any related person transaction. In the event that obtaining the advance approval of the Corporate Governance and Nominating Committee is not feasible, the Corporate Governance and Nominating Committee shall consider the related person transaction and, if the Corporate Governance and Nominating Committee determines it to be appropriate, may ratify the related person transaction. In determining whether to approve or ratify a related person transaction, the Corporate Governance and Nominating Committee will take into account, among other factors it deems appropriate, whether the related person transaction is on terms comparable to those available from an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. If our Board of Directors finds that a conflict of interest exists, then it will determine the appropriate action or remedial action, if any. Our Board of Directors approves or ratifies a transaction if it determines that the transaction is in, or is not inconsistent with, our best interests and the best interest of our stockholders.

Other than as described below, and compensation agreements and other arrangements, which are described under the heading “Compensation And Other Information Concerning Directors And Officers” beginning on page 18, in 2017 there was not, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of their immediate families had or will have a direct or indirect material interest.

In December 2017, we completed the initial public offering of our common stock. MDB, of which Christopher Marlett and Anthony DiGiandomenico are co-founders and owners, acted as the underwriter of the offering and received underwriting commissions of approximately $3.5 million. In addition, we compensated MDB for offering expenses of approximately $298,000. In conjunction with the offering, we issued to MDB warrants to purchase 833,312 shares of common stock for a cash consideration of $1,000. The warrants are exercisable for a period of five years at $9.38 per share. MDB subsequently assigned one-half of the warrants to four MDB employees, including warrants to purchase 24,999 shares of common stock to Gary Schuman, our former interim Chief Financial Officer, and warrants to purchase 192,495 shares of common stock to Cameron Gray, our director.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all such filings. Based solely on our review of the copies of the reports that we received and written representations that no other reports were required, we believe that our executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements on a timely basis during 2017, except that (i) each of directors and executive officers failed to file timely a Form 3 upon the effectiveness of the registration of our common stock under Section 12(b) of the Exchange Act, (ii) Ken Pienta failed to file timely one Form 4 with respect to common stock he purchased in our initial public offering and (iii) Christopher Marlett, Cameron Gray and Gary Schuman each failed to file timely a Form 4 with respect to the assignment by MDB of warrants issued to underwriters in connection with our initial public offering.

OTHER BUSINESS

The Board knows of no business that will be presented for consideration at the Annual Meeting other than those items stated above. If any other business should properly come before the Annual Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 12, 2018

The proxy statement and annual report to stockholders are available at www.proxypush.com/CUE.

A copy of the Company’s Annual Report for the fiscal year ended December 31, 2017 is available without charge upon written request to: Secretary, Cue Biopharma, Inc., P.O. Box 390509, Cambridge, Massachusetts 02139.

ANNUAL MEETING OF CUE BIOPHARMA, INC.

Date:	Tuesday, June 12, 2018
Time:	9:00 a.m. (Eastern Time)
Place:	K&L Gates LLP, State Street Financial Center, 19th Floor, One Lincoln Street, Boston, MA 02111

Please make your marks like this:    ☒  Use dark black pencil or pen only

The Board of Directors Recommends a Vote FOR each of the director nominees listed in proposal 1 and FOR proposal 2.

1:	To elect seven nominees to the board of directors.
Nominees:
	(01) Daniel R. Passeri	(05) Christopher Marlett
	(02) Peter A. Kiener	(06) Steven McKnight
	(03) Anthony DiGiandomencio	(07) Barry Simon
(04) Cameron Gray

Vote For All Nominees	Withhold Vote From All Nominees	Vote For All Except
☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any nominee, mark the “Vote For All Except” box and write the number(s) in the space provided to the right.

		For	Against	Abstain
2:	To ratify the selection of Gumbiner Savett Inc. as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2018.	☐	☐	☐

	To attend the meeting and vote your shares in person, please mark this box.		☐

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Please separate carefully at the perforation and return just this portion in the envelope provided.

Annual Meeting of Cue Biopharma, Inc.

to be held on Tuesday, June 12, 2018

for Holders as of April 23, 2018

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:
INTERNET		TELEPHONE

Go To	Call
www.proxypush.com/cue	866-474-7505

•	Cast your vote online 24 hours a day/7 days a week.	OR	•	Use any touch-tone telephone toll-free 24 hours a day/7 days a week.
•	Have your Proxy Card/Voting Instructions Form ready.	MAIL	• •	Have your Proxy Card/Voting Instruction Form ready. Follow the simple recorded instructions.
•	View Meeting Documents.

OR	•	Mark, sign and date your Proxy Card/Voting Instruction Form.
	•	Detach your Proxy Card/Voting Instruction Form.
	•	Return your Proxy Card/Voting Instruction Form in the
postage-paid envelope provided.

The undersigned hereby appoints Daniel R. Passeri and Colin Sandercock and each or either of them, as the true and lawful attorneys-in-fact of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Cue Biopharma, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys-in-fact to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES IN ITEM 1 AND FOR THE PROPOSAL IN ITEM 2. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.

All votes must be received by 5:00 P.M., Eastern Time, June 11, 2018.

PROXY TABULATOR FOR CUE BIOPHARMA, INC. c/o MEDIANT COMMUNICATIONS P.O. BOX 8016 CARY, NC 27512-9903

EVENT # CLIENT #